UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant  :

Filed by a Party other than the Registrant  9

Check the appropriate box:

:	Preliminary Proxy Statement

9	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

9	Definitive Proxy Statement

9	Definitive Additional Materials

9	Soliciting Material Pursuant to '240.14a-12

RECYCLENET CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

:	No fee required.

9	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

9	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

9
Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
(801) 531-0404

US Securities & Exchange Commission
Washington, DC

Memo:

Attached is a preliminary proxy statement being filed by RecycleNet Corporation.

We are filing this preliminary proxy statement because additional items of business have been added for approval of the shareholders, as a result of the reorganization of the Company.  The additional items are:
1)	The divestiture of Scrap.Net Inc, a wholly owned subsidiary of the Company
2)	A reverse split of the common stock
3)	The name change of the Company

If you have any questions please contact:

STEVEN L. TAYLOR, PC
Lawyer
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
801 578-3283

/s/
Paul Roszel, Chairman of the Board of Directors

RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
(801) 531-0404

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
October 29, 2009

To the Shareholders:

The Annual Meeting (“Meeting”) of shareholders of RECYCLENET CORPORATION (“Company”) will be held at the corporate office of RecycleNet Corporation located at 175 East 400 South, Suite 900, Salt Lake City, Utah on Thursday, October 29, 2009, commencing at 10:00 o’clock a.m., MDT for the following purposes:

1.	To elect three directors of the Company.

2.	To ratify the appointment of the Company’s independent auditors.

3.	To approve the sale of Scrap.Net, a wholly owned subsidiary of RecycleNet Corporation, to Inter-Continental Recycling Inc.

4.
To approve a reverse split of the common stock of the Company on a one for ten basis (for each ten common shares of the Company held by a shareholder the shareholder will receive one common share of the reorganized Company).  The Company name shall then be changed from RecycleNet Corporation to “Maydao Corporation”.

5.	To transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on October 8, 2009, as the record date for the determination of shareholders entitled to notice of the Meeting.  All shareholders of record at close of business on that date will be entitled to vote at the Meeting.  The transfer books will not be closed. A listing of those entitled to vote will be available for inspection ten days prior to the meeting at the offices of the Company at the above address.

Shareholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy and return it to the Company in the enclosed envelope.
By Order of the Board of Directors

/s/
Paul Roszel, Chairman

Salt Lake City, Utah
September 25, 2009

THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY.  NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL ANY SECURITY.

RECYCLENET CORPORATION
175 East 400 South, Suite 900
Salt Lake City, Utah 84111
Tel:  (801) 531-0404
Fax:  (801) 531-0707

PROXY STATEMENT AND SOLICITATION

This Statement is furnished in connection with the solicitation by the Board of Directors of RecycleNet Corporation, a Utah corporation (“Company”), of proxies to be voted at the Company’s annual meeting of shareholders (“Meeting”) to be held on October 29, 2009.  This proxy statement and form of proxy will be sent to shareholders on approximately October 14, 2009.

If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting.  Each proxy will be voted as instructed and, if no instruction is given, will be voted “FOR” the election of the named directors, and FOR” ratification of the appointment of the independent auditors of the Company, and “FOR” the sale of Scrap.Net Inc, and “FOR” the reverse split of the common stock and the name change of the Company.  The named proxies may vote at their discretion upon such other matters as may properly come before the Meeting.  A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Company, by executing a later dated proxy, or by voting in person at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with the beneficial owner’s instructions.  If the owner does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items and those shares will be treated as “broker non-votes”.  The election of directors is a “discretionary” item.

PERSONS MAKING THE SOLICITATION

The proxy is solicited on behalf of the Board of Directors of the Company.  The cost of soliciting proxies will be borne by the Company.  The Company estimates that the total cost of this solicitation will aggregate $6,000.  To date, the Company has spent $500.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to those persons for whom they hold such shares and request authority for the execution of proxies.  The Company will reimburse for reasonable costs incurred by them in so doing.  Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone or electronic means, but will receive no extra compensation for doing so.

SHAREHOLDERS ENTITLED TO VOTE

All holders of common shares and Class “N” shares of the Company are entitled to one vote for each share held.  As of the record date, there were 79,091,412 common shares outstanding and 56,800,000 Class “N” voting, non-equity participating shares outstanding.  There are no other voting securities outstanding.  A majority of the common and Class “N” shares constitutes a quorum at any shareholders’ meeting. Nominee non-votes and abstentions will be counted for purposes of determining a quorum but will not be counted as votes cast. Shareholders are not entitled to cumulate their shares for voting purposes. The transfer books of the Company will not be closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 30, 2009, the names of those persons (other than management) known to the Company to beneficially own more than 5% of the outstanding common and Class “N” shares of the Company:

Name and Address of	Shares Beneficially	Percent of
Beneficial Owner	Owned	Class

Inter-Continental Recycling, Inc. (1)	39,821,121	50.35%
7 Darren Place	Common
Guelph, Ontario Canada

Inter-Continental Recycling, Inc. (1)	56,800,000	100.00%
7 Darren Place	Class “N”
Guelph, Ontario Canada
 ________________________________
(1)  Inter-Continental Recycling Inc., is owned and beneficially held by Paul Roszel, an officer and director of the Company, and his immediate family.

Effective June 20, 2008 the amendment to the Articles of Incorporation for the Class “N” voting, non-equity shares of the Company to be directly convertible to common shares on a one for one basis was passed by a vote of the shareholders.  As a result of this transaction the outstanding Class N voting, non-equity shares can be directly converted to common shares on a one for one basis.  No dilution to current shareholders occurred from this amendment.

Security Ownership of Management

The following table sets forth, as of June 30, 2009, the number of shares beneficially owned by each officer and director of the Company and all officers and directors as a group:

Name and Address of	Shares Beneficially	Percent of
Beneficial Owner	Owned	Class

Paul Roszel (1)	2,420,655	3.06%
7 Darren Place	Common
Guelph, Ontario Canada

Richard R. Ivanovick	4,105,622	5.19%
23 Cottontail Place	Common
Cambridge, Ontario Canada

James Roszel (2) (3)	923,475	1.17%
7 Darren Place	Common
Guelph, Ontario, Canada

All Officers and Directors as a group
(3 persons):	7,449,752	9.42%
	Common
 _______________________________
(1)	See footnote (1) in the preceding table above. Therefore, Mr. Roszel may be deemed to be a beneficial owner of all shares held by Inter-Continental Recycling, Inc.
(2)	James Roszel is the son of Paul Roszel.
(3)	See below “Directors and Executive Officers”.

DIRECTORS AND EXECUTIVE OFFICERS

At the board meeting of September 24, 2009 the board of directors accepted the resignation of Keith A. Deck, as a director of the company and the remaining members of the board appointed James Roszel to fill the vacancy created by Mr. Deck’s resignation.   Mr. Deck resigned from the board for personal reasons and not because of any disagreements with management.

The following persons are the current directors and executive officers of the Company:

Name and Age	Position	Director since

Paul Roszel, 53	Chairman of the Board & Director	Inception
Richard R. Ivanovick, 68	Chief Financial Officer & Director	1999
James Roszel, 28	Director	2009

Paul Roszel has been involved with the Company since 1988. Mr. Roszel has over 30 years of hands on experience in the recycling industry. He has been actively involved in the development and implementation of collection, processing, transportation and sales/marketing programs for secondary commodities.

Richard R. Ivanovick C.A. joined the Company in November 1998. For the past 32 years, Mr. Ivanovick has been serving as President of Marsh Tire Service Ltd., Ontario, Canada, a company involved in automobile service, sales and leasing of automobiles, in the Guelph, Ontario area.

For the past eight years Mr. James Roszel has been responsible for the ongoing marketing, and participated in business development of RecycleNet Corporation.  James Roszel has been the President and a Director of Oldwebsites.com, Inc. (formerly Fiberglass.com, Inc.) since its inception.

There are no arrangements or understandings between any of the foregoing and any other person pursuant to which the foregoing were selected to be nominees as directors of the Company.  There are no significant employees who are not also directors or executive officers except as described above. There are no material legal proceedings pending against the Company or any of its officers or directors or involving any adverse interest by any officer or director against the Company.

Meetings of the Board

During the last fiscal year the Company’s Board of Directors held two meetings and took unanimous action through two sets of minutes. All directors attended all meetings.

Committees

The Company does not have standing audit, nominating, compensation or other committees of its Board of Directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”) requires the Company’s officers, directors and persons who own more than 10% of the Company’s registered equity securities to file with the Securities & Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of shares of the Company.  The persons filing are required by SEC regulation to furnish the Company with copies of all forms filed.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, currently, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% shareholders have been met and complied with.

CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS

There were no transactions or series of similar transactions during the Company’s last fiscal year (or currently proposed) in which the amount exceeds $60,000 and to which the Company and any of it’s officers, directors or greater than 5% shareholders are parties or have a material interest, direct or indirect.  None of the Company’s directors is or has been an executive officer of, or owns or owned in excess of 10% equity interest in, any business or professional entity that has made, currently or during the last full fiscal year, any payments to the Company in excess of 5% of the Company’s or other entity’s consolidated gross revenues for its last full fiscal year.  None of the Company’s directors is or has been an executive officer of or owns or owned in excess of 10% equity interest in any business or professional entity to which the Company has made or will make payments for property or services in excess of 5% of the Company’s or other entities consolidated gross revenues for its last full fiscal year.  None of the Company’s directors are or have been executive officers of or owns or owned in excess of 5% equity interest in any entity to which the Company was indebted at the end of it’s last full fiscal year in an aggregate amount in excess of 5% of the Company’s total consolidated assets at the end of such year.  None of the Company’s directors are members of or counsel to any law firms that the Company has retained or partners or officers of any investment banking firm that has performed services for the Company.  Finally, no director, executive officer, nominee for election as director, any member of the immediate family of the forgoing persons, any corporation or organization of which any of the foregoing persons is an officer or partner or is (directly or indirectly) owner of 10% or more of equity securities of such entity, or any trust or estate in which any of the foregoing persons has a substantial interest or serves as trustee, is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year in excess of $60,000.  See also Note 3 on Notes to Consolidated Financial Statements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Chief Executive Officer and a director of the Company is Paul Roszel.  His total compensation aggregated $80,482 USD during the year ending December 31, 2008. The Company did not pay the compensation directly. It was paid by the majority holder of the Company’s voting securities, Inter-Continental Recycling, Inc. The Company reimburses Inter-Continental Recycling, Inc., on a monthly basis for the compensation paid by it to Mr. Roszel.  Thus, it may be deemed that the Company pays Mr. Roszel’s compensation indirectly. During the year ending December 31, 2008, Richard R. Ivanovick, Chief Financial Officer and a director, was paid for consulting services of $37,764 USD.  No officer of the Company earned an aggregate of $100,000 or more in total compensation during the fiscal year noted or during the two fiscal years prior thereto.  The total cash compensation of all officers during the last fiscal year was $118,246 USD paid to Mr. Roszel and Mr. Ivanovick.

The Company does not have any pension or incentive plans, such as share option plans, share awards, non-equity incentive compensation, or other compensation arrangements, short or long term.

Because of the description above of the compensation paid during the last fiscal year, the Company is not including a Compensation Discussion and Analysis pursuant to Item 402(b) under Regulation S-K or S-B inasmuch as the Company believes the analysis and discussion is not necessary under the circumstances.

The Company does not have a Compensation Committee. The compensation is determined by the Board of Directors and is paid only for services actually rendered.  The Board determines the compensation primarily based upon the value to the Company of the services rendered, the prevailing rates of compensation in the industry in which the Company does business, and similar factors.

Audit Fees

Fees for the fiscal year 2008 audit and the review of Forms 10-Q and Form 10-K are $25,900; of which $25,900. has been billed and paid as of June 30, 2009.

Financial Information Systems Design and Implementation Fees

There were no fees billed for Financial Information Systems Design and Implementation Fees.

All Other Fees

Aggregate fees contracted/billed for all other services rendered by Hansen, Barnett & Maxwell, P.C. for the year ended December 31, 2008 are $2,100 and consist mainly of non-audit fees related to tax compliance services and consulting fees.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

The persons named above in “Directors and Executive Officers” and who are designated as directors of the Company, Paul Roszel and Richard R. Ivanovick and James Roszel are standing for election as directors of the Company for the coming year or until their successors are qualified and elected.  The Company expects all of the nominees will be able to serve as directors.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.  The Board of Directors recommends a vote “FOR” the above nominees.

PROPOSAL NUMBER 2
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed HANSEN, BARNETT & MAXWELL, P.C. certified public accountants, Salt Lake City, Utah, to be the independent public accountants for the Company during the coming year and until the next annual shareholders meeting of the Company.  Hansen, Barnett & Maxwell, P.C. has served as the Company’s public accountants for more than seven years and the Board is requesting that the shareholders ratify that appointment.  The Board of Directors recommends a vote “FOR” the ratification of the public accountants.

PROPOSAL NUMBER 3
SALE OF SCRAP.NET INC.

On September  24, 2009 the Board of Directors initiated a reorganization of the Company resulting in the centralization of all of the Company’s recycling operations and websites into Scrap.Net Inc, a wholly owned subsidiary of the Company.

Inter-Continental Recycling Inc,  the majority shareholder of the Company, has proposed to acquire all of the outstanding shares of the Company’s wholly owned subsidiary Scrap.Net Inc by a share exchange.  Inter-Continental Recycling Inc. will acquire 100% of the issued and outstanding common shares of Scrap.Net Inc in exchange for all of the issued and outstanding Class “N” shares of RecycleNet Corporation owned by Inter-Continental Recycling Inc. as at October 31, 2009, provided that there are no less than 46,800,000 (forty six million eight hundred thousand) Class “N” shares tendered.

The divestiture of Scrap.Net Inc. will discontinue the recycling operations within RecycleNet Corporation and will result in an estimated $3,639,320.00 (three million six hundred and thirty-nine thousand, three hundred and twenty dollars) write down.  This write down will be reflected as a non-cash loss in the Company’s financial statements.  The Board of Directors recommends a vote “FOR” the sale of Scrap.Net, Inc.

PROPOSAL NUMBER 4
REVERSE SPLIT OF COMMON STOCK AND NAME CHANGE

On September 24, 2009 the Board of Directors initiated a reorganization of the Company, which includes a reverse split of the common stock of the Company and a corporate name change but does not constitute a change of control.  The Board of Directors is submitting for approval from the shareholders the reverse split of the common stock of the Company on a one for ten basis (for each ten common shares of the Company held by a shareholder the shareholder will receive one common share of the reorganized Company).  Fractional shares, if any, based upon the foregoing ratio shall be rounded up to a whole share for fractions in excess of 50% and shall be rounded down for fractions of 50% or less.  The Company proposes the name to be changed from RecycleNet Corporation to “Maydao Corporation”.The Board of Directors recommends a vote “FOR” the reverse split of the common stock and the name change of the Company.

SHAREHOLDER PROPOSALS

Shareholders of the Company may present proposals to the Company for inclusion in the Company’s proxy statement prepared in connection with its next regular annual meeting of shareholders.  Proposals to be included in the materials for the 2010 annual meeting must be received by the Company no later than January 31, 2010 in order to be considered for inclusion.  The Board will review any proposal that is received by that date and determine if it is a proper proposal to present to the 2010 annual meeting of shareholders.

OTHER MATTERS

As of the date of this proxy statement, management of the Company is unaware of any other matters for action at the meeting other than as set forth herein.  If any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

ANNUAL REPORT

Accompanying this Proxy Statement is a copy of the Company’s financial information contained in it’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission in Washington, DC. The Company hereby incorporates by this reference all other filings made by the Company under Section 13 of the Securities Exchange Act of 1934 in this Proxy Statement for purposes of disclosure of information required herein by the Proxy Rules, as applicable, of the Commission under Section 14 of that Act and the rules thereunder.  The Company hereby undertakes to deliver, upon written or oral request, a copy of the Proxy Statement and the Annual Report on Form 10-K to any person who so requests. Direct requests to the Company at it’s address set forth above or request via email at info@recycle.net.

By Order of the Board of Directors
September 25, 2009
Paul Roszel, Chairman

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
RecycleNet Corporation

We have audited the consolidated balance sheets of RecycleNet Corporation and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RecycleNet Corporation and subsidiaries as of December 31, 2008 and 2007 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/	HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 28, 2009

RECYCLENET CORPORATON AND SUBSIDIARIES
CONSOLDATED BALANCE SHEETS

December 31,	2008	2007
ASSETS
Current Assets
Cash	$41,348	$52,364
Trade accounts receivable, net of $2,500 and $2,500 respectively of allowance for bad debt	13,213	16,928
Prepaid expenses	6,061	5,621
Total Current Assets	60,622	74,913
Property and Equipment
Equipment	21,422	21,422
Less: Accumulated depreciation	(12,853)	(8,568)
Net Property and Equipment	8,569	12,854
Related party receivable, net of $5,000 and $0 respectively of allowance for bad debt	160,892	151,185
Total Assets	$230,083	$238,952

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Related party accounts payable	$8,702	$-
Accrued liabilities	29,494	31,109
Deferred revenue	57,074	91,549
Total Current Liabilities	95,270	122,658
Stockholders' Equity
Class N convertible shares $0.01 par value; 70,896,789 shares authorized; 56,800,000 and 56,800,000 Class N shares issued and outstanding, respecitvely	568,000	568,000
Common shares $0.01 par value; 179,103,211 shares authorized; 79,091,412 and 79,091,412 shares issued and oustanding, respectively	790,914	790,914
Additional paid-in capital	4,462	4,462
Accumulated deficit	(1,228,563)	(1,247,082)
Total Stockholders' Equity	134,813	116,294
Total Liabilities and Stockholders' Equity	$230,083	$238,952

  The accompanying notes are an integral part of these consolidated financial statements

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2008	2007
Sales	$594,848	$857,671
Operating Expenses
Selling, general and administrative expenses	576,329	904,512
Total Operating Expenses	576,329	904,512
Income (Loss) From Continuing Operations	18,519	(46,841)
Discontinued Operations
Loss from discontinued operations - Oldwebsites.com, Inc	-	(32,935)
Gain from discontinued operations - RecycleNet Ontario	-	2,755
Net Income (Loss)	$18,519	$(77,021)

Basic Income (Loss) Per Common Share From
Continuing Operations	$-	$-
Discontinued Operations	-	-
Basic Income (Loss) Per Common Share	$-	$-

Diluted Income (Loss) Per Common Share From
Continuing Operations	$-	$-
Discontinued Operations	-	-
Diluted Income (Loss) Per Common Share	$-	$-

Basic Weighted-Average Common Shares Outstanding	79,091,412	77,897,928

Diluted Weighted-Average Common Shares Outstanding	135,891,412	77,897,928

The accompanying notes are an integral part of these consolidated financial statements

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

	Class N Common Shares				Additional		Total
	(and Class X Shares)		Common Shares		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2006	60,539,259	$605,393	77,108,214	$771,082	$34,315	$(1,081,225)	$329,565

Conversion of 1,983,198 shares of Class N (and 1,938,198 shares of Class X) to 1,938,198 shares of common stock;	(1,983,198)	(19,832)	1,983,198	19,832	-	-	-

Redemption of 1,756,061 Class N (and 1,756,061 Class X) shares;	(1,756,061)	(17,561)	-	-	(29,853)	-	(47,414)

Distribtion from spin-off of Oldwebsites.com, Inc.	-	-	-	-	-	(48,409)	(48,409)

Distribution from sale of RecycleNet Ontario	-	-	-	-	-	(40,427)	(40,427)

Net loss for the year ended December 31, 2007	-	-	-	-	-	(77,021)	(77,021)
Balance - December 31, 2007	56,800,000	568,000	79,091,412	790,914	4,462	(1,247,082)	116,294

Net income for the year ended December 31, 2008						18,519	18,519
Balance - December 31, 2008	56,800,000	$568,000	79,091,412	$790,914	$4,462	$(1,228,563)	$134,813

 The accompanying notes are an integral part of these consolidated financial statements

RECYCLENET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended Dec 31,	2008	2007
Cash Flows From Operating Activities
Net income (loss)	$18,519	$(77,021)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,285	8,626
Foreign currency exchange loss	-	5,488
Bad debt expense	5,000	-
Changes in assets and liabilities:
Accounts and other receivables	3,715	15,335
Related party accounts payable	8,702	-
Prepaid expenses	(440)	10,401
Accrued liabilities	(1,615)	(24,697)
Deferred revenue	(34,475)	(32,019)
Net Cash Provided by (Used) in Operating Activities	3,691	(93,887)
Cash Flows From Investing Activities
Advances to related party	(14,707)	(35,228)
Contribution from spin off of Oldwebsites.com, Inc	-	(51,269)
Cash distributed in sale of RecycleNet Ontario, Inc	-	(42,411)
Net Cash Used In Investing Activities	(14,707)	(128,908)
Cash Flows From Financing Activities	-	-
Redemption of class X and N shares	-	(47,414)
Net Cash Used In Financing Activities	-	(47,414)
Effect of Exchange Rate Changes on Cash	-	7,269
Net Change in Cash	(11,016)	(262,940)
Cash at Beginning of Period	52,364	315,304
Cash at End of Period	$41,348	$52,364

  The accompanying notes are an integral part of these consolidated financial statements

RECYCLENET CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Consolidation - The accompanying consolidated financial statements include the accounts of RecycleNet Corporation and its wholly-owned subsidiaries Scrap.Net, Inc., Waste.Net, Inc. and Recycle West Network. Inter-company accounts and transactions have been eliminated in consolidation.

On September 7, 2007, the Company did a pro-rata spin-off of all shares of Oldwebsites.com, Inc. owned by the Company to its common shareholders of record.  At the completion of the spin-off, Oldwebsites.com, Inc. became its own fully reporting entity and is no longer a wholly owned subsidiary of the Company.  On December 31, 2007, the Company sold RecycleNet Corporation (Ontario) to a related party.

Accordingly, the Company has reflected these operations as discontinued and has restated the prior year consolidated financial statements to conform to such presentation.

On November 7, 2007, the Company purchased 15,000,000 common shares of Waste. Net,Inc. for $9,000. This represents 100% of the issued common shares of Waste.Net,Inc.

Waste.Net was incorporated on August 20, 2007.  Waste.Net,Inc. is a network responsible for building and maintaining the branding and awareness for RecycleNet's US recycling portal operations. Waste.Net,Inc has been divided into 5 regions.  The first region, Recycle West Network, was incorporated on August 20, 2007 to represent the states of Texas, New Mexico, Arizona, Nevada, Utah, Colorado, Oregon, Washington, Arkansas, Idaho, Montana, Wyoming, North Dakota, South Dakota and California.

Also on November 7, 2007, the Company purchased 600,000 common shares of Recycle West Network, Inc for $60.

On November 14, 2007 Waste.net purchased 3,000,000 common shares of Recycle West Network, Inc for $1,500. RecycleNet and Waste.net now control 100% of the common shares issued of Recycle West Network, Inc.

As such, Waste.Net,Inc. and Recycle West Network, Inc. are wholly owned subsidiaries of RecycleNet Corporation (Utah) and these companies are included in the consolidated financial statements of the Company.

Operations - The Company is in the business of designing Internet sites, Internet advertising and Internet trading of consumable recyclable goods. The Company has developed web site management, sales management, search, customer interaction, and transaction processing systems using a combination of proprietary custom designed technologies and commercially available licensed technologies. The Company designs web systems and flexible databases which allow for the addition, modification, or replacement of web site content. The Company provides Internet hosting facilities and redundant high speed Internet connectivity. The Company has developed its own content and web site management tools to facilitate the maintenance and updating of its web sites.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - Due to their near-term nature, the amounts reported as trade accounts receivable, advances to related party, related party accounts payable, accrued liabilities and deferred revenues are considered to be reasonable approximations of their fair values.

Accounts Receivable – The Company provides an allowance for doubtful accounts equal to the estimated collection losses that could be incurred in collection of all receivables. The estimated losses are based on historical collection experience coupled with review of the current status of existing receivables. Allowance for doubtful accounts for December 31, 2008 and 2007 was $2,500 and $2,500, respectively.

Equipment –Equipment is stated at cost. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and a gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to five years. Depreciation expense was $4,285 and $8,626 for the years ended December 31, 2008 and 2007, respectively.  Computer software costs incurred for internal use are expensed as incurred during the preliminary evaluation stage, are capitalized during the acquisition and development stage, and are expensed during the operation stage, including training and maintenance. Capitalizable software development costs for internal use were not material for the years ended December 31, 2008 and 2007.

Revenue Recognition - Revenue from services are recognized as the services are provided. Website advertising services are charged on a monthly or Pay-Per-Lead basis without guarantee of the number of customers viewing the web site. Revenues from the Internet portal services business are derived from individual custom packages that include any combination of the following services: subscription fees, credit package bundles that are used in the Pay-Per-Lead services, HTML linking services, advertising, and web page construction. The Company’s Pay-Per-Lead service is designed so that the customer can buy the information that is of value to them instead of paying a monthly or annual fee.  With respect to the Internet portal sites that facilitate e-commerce trading, the Company only charges a fee for services that are provided to customers. The Company does not charge sellers or buyers a percentage of the value of their transactions nor does the Company charge a back-end fee. Customer payments received in advance of providing services are recorded as deferred revenue and are then recognized proportionately as services are performed.

The Company engaged in an affiliate marketing agreement with Cooksmill NetSystems, Inc. on January 1, 2008.  Through this affiliate marketing agreement, Cooksmill NetSystems, Inc. pays the Company (the “Affiliate”) a commission on net Pay-Per-Lead service sales generated by customers referred by the Company’s web sites.

Advertising Costs - Advertising costs are charged to expense in the period incurred. Advertising expense for the years ended December 31, 2008 and 2007 was $124 and $16,023 respectively.

Recent Accounting Pronouncements – In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard Number 157, Fair Value Measurements, (SFAS 157) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of SFAS No. 157 related to financial assets and financial liabilities were effective during 2008.  With respect to certain nonfinancial assets and nonfinancial liabilities, SFAS No. 157 is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The Company does not expect that the adoption of SFAS No. 157 with respect to nonfinancial assets and nonfinancial liabilities will have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities.  SFAS No. 161 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities to require enhanced disclosures concerning the manner in which an entity uses derivatives (and the reasons it uses them), the manner in which derivatives and related hedged items are accounted for under SFAS No. 133 and interpretations thereof, and the effects that derivatives and related hedged items have on an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements of fiscal years and interim periods beginning after November 15, 2008.  The Company has not yet determined the effects on its consolidated financial statements, if any, that may result upon the adoption of SFAS 161.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquire at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP.  The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.  The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  The adoption of FASB 162 is not expected to have a material impact on the Company’s financial statements.

Basic and Diluted Income (Loss) per Common Share - Basic income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income per common share is calculated by dividing net income by the weighted-average number of Class N shares and common shares outstanding to give effect to potentially issuable common shares, except during loss periods when those potentially issuable shares are anti-dilutive. At December 31, 2007, the Company had 56,800,000 Class N shares outstanding that were excluded from the calculation of diluted loss per share. The shares used in the computation of basic and diluted income (loss) per common share for the year ended December 31, 2008 and 2007 are as follows:

For the Years Ended December 31,	2008	2007

Weighted-average number of common shares used in basic income (loss) per common share calculation	79,091,412	77,897,928

Incremental potentially issuable common shares from assumed conversion of Class N common shares	56,800,000	-

Weighted-average number of common shares and dilutive potential common shares used in diluted income (loss) per common share calculation	135,891,412	77,897,928

NOTE 2 - ACQUISITIONS

On November 7, 2007, the Company purchased 15,000,000 common shares of Waste.Net for $9,000. This represents 100% of the issued common shares of Waste.Net, Inc.

Also on November 7, 2007, the Company purchased 600,000 common shares of Recycle West Network, Inc for $60.

On November 14, 2007 Waste.net purchased 3,000,000 common shares of Recycle West Network, Inc for $1,500. RecycleNet and Waste.net now control 100% of the common shares issued of Recycle West Network, Inc.

Domain Names - During the year ended December 31, 2007, the Company purchased the web domain “scrap.net” and all rights to the name for cash of $7,669. The entire purchase price for this website was allocated to the website which was accounted for as marketing and advertising costs in accordance with Statement of Position No. 98-01.  Accordingly, the advertising costs were expensed at the date of acquisition.

NOTE 3 - RELATED PARTY TRANSACTIONS

Related Party Receivable — At various times during 2008 and 2007, the Company paid expenses on behalf of Scrap China Corporation, resulting from travel, management, legal and accounting expenses. Additional funds, if required, will be provided by the Company and will be treated as an advance to a related party.  These advances are due on demand and bear no interest. At December 31, 2008 and 2007, amounts due from Scrap China totaled $160,892 and $146,185, respectively.

During the year ended December 31, 2006, the Company advanced an affiliate of the Company $5,000 with no terms of repayment.  Due to the present economic conditions, management has assessed the probability of collecting the re-payment of this advance within the next 12 months unlikely.  As such, this amount has been written to a bad debt allowance.

Service Agreements - The Company has an agreement with Inter-Continental Recycling, Inc. and its wholly owned subsidiary Cooksmill NetSystems, Inc. to provide various services for the Company. Inter-Continental Recycling, Inc., and as such Cooksmill NetSystems, Inc., is 100% owned by the immediate family of the President of the Company.  The Company is billed monthly for services supplied for internet service provider fees, merchant services and management and sales activities, which vary monthly based on the activity level. The charges for these services for the year ended December 31, 2008 and 2007 were $235,198 and $425,496, respectively and are discussed further below.

As part of this agreement, Cooksmill NetSystems Inc. provides Rhodium Webweaver Services to the Company for website management and e-commerce software (ISP) and the fees for these services are billed to the Company on a monthly basis. The Rhodium Webweaver Services (ISP) charges for the year ended December 31, 2008 and 2007 were $24,000 and $29,443, respectively.

All management and staff are retained on an unwritten contract basis under a related party transaction with Inter-Continental Recycling, Inc. Because of the affiliation between Inter-Continental and the Company, the agreement between them has no definite duration and will continue as necessary for the conduct of business by the Company. Inter-Continental assigns and provides employees to the Company as long as the Company requires them and can pay the associated costs. Inter-Continental provides services to and for the Company by employees of Inter-Continental. There is no mark-up or other charge incurred by the Company from Inter-Continental and the Company pays the same amount for services for the Inter-Continental employee’s as does Inter-Continental. The management/staff charges for year ended December 31, 2008 and 2007 were $204,278 and $333,947, respectively.

Inter-Continental Recycling, Inc. and the Company are also engaged in a merchant services agreement. On behalf of Inter-Continental Recycling, Inc. the Company operates, maintains, bills and collects payments for services offered on web sites owned by Inter-Continental Recycling, Inc.  The Company then issues payment to Inter-Continental Recycling, Inc. for an agreed upon rate.  The commissions paid and recorded by the Company for this merchant service agreement with Inter-Continental Recycling, Inc. for the year ended December 31, 2008 and 2007 were $6,920 and $62,106, respectively.

The Company is engaged in an affiliate marketing agreement with Cooksmill NetSystems, Inc. as of January 1, 2008.  Through this affiliate marketing agreement, Cooksmill NetSystems, Inc. pays the Company (the “Affiliate”) a commission on net Pay-Per-Lead service sales generated by customers referred by the Company’s web sites.  Revenue recorded under the affiliate marketing agreement was $24,841 and $0 for the years ended December 31, 2008 and 2007, respectively.

The Company has office space in a facility owned by the President of the Company. For the year ended December 31, 2008 and 2007, rent expense was $2,400 and $2,245, respectively.

Under the terms of a distribution rights agreement related to the Rhodium WebWeaver TurnKey E-Commerce system, the Company is obligated to pay Mr. Roszel, the President of the Company, a $1,000 royalty payment for each Rhodium WebWeaver license the Company is able to secure.  For the years ended December 31, 2008 and 2007, no royalty payments were required under this agreement.

NOTE 4 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 250,000,000 common shares with a par value of $0.01 per share. The board of directors is authorized to designate one or more series within the class of common shares and to designate relative preferences, limitations and rights. The Board has designated 70,896,789 common shares as Class N shares. The Class N shares have voting rights of one vote per share and are non-equity participating. The Class N shares are convertible into common shares on the basis of one Class N share into one common share of the Company, solely at the option of the holders.

In August and September 2007, 1,983,198 Class X/N shares were converted by shareholders into 1,983,198 common shares of RecycleNet Corporation. A shareholder is entitled to convert one Class X share along with one Class N share into one Common share of the Corporation at no cost to the shareholder. After the conversion, the Company had 58,556,061 class X/N shares outstanding.

In September 2007, 1,756,061 Class X/N shares were redeemed by shareholders for $47,414 cash.  After the redemption, the Company had 56,800,000 class X/N shares outstanding.

As further discussed in Note 6, the Company approved a pro-rata spin-off of Oldwebsites.com, Inc. in September 2007, recognizing a distribution to shareholders of $48,409.

As further discussed in Note 6, the Company sold RecycleNet Corporation (Ontario) to a related party and recognized a distribution to shareholders of $40,427.

NOTE 5 - INCOME TAXES

Deferred tax assets are comprised of the following at December 31, 2008 and 2007:

For the years ended December 31,	2008	2007
Operating Loss Carry Forward	$313,426	$339,453
Valuation Allowance	(313,426)	(339,453)
Total Deferred Tax Asset	$-	$-

The Company had no income tax expense for the years ended December 31, 2008 and 2007.

The following is a reconciliation of the amount of expense that would result from applying federal statutory rates to pretax income (loss) with the provision for income taxes for the years ended December 31:

For the years ended December 31,	2008	2007
Tax at federal statutory rates (34%)	$6,296	$(27,126)
Non-deductible expenses	479	-
Benefit of operating loss carryforward	(9,252)	-
Net operating losses distributed in spin-off and sale	-	43,944
Expiration of net operating losses	(19,813)	(77,890)
Other changes in the valuation allowance	21,678	60,653
State Benefit, net of federal tax	612	(1,005)
Effect of actual tax rates lower than statutory rate	-	(203)
Effect of exchange rate changes	-	1,627
Provision for Income Taxes	$-	$-

The Company has federal operating loss carry forwards of $835,284 that expire from 2009 through 2028. The use of operating loss carry forwards are limited and may not be available to offset future income.

NOTE 6 – DISCONTINUED OPERATIONS

On June 6, 2007, the Board of Directors approved a pro-rata spin-off of all shares of Oldwebsites.com, Inc. effective September 7, 2007. The common shareholders of RecycleNet received one share of Oldwebsites.com, Inc. for every ten shares of RecycleNet common stock.  The Board of Directors of RecycleNet decided to distribute the Oldwebsites.com, Inc. shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business. At September 7, 2007, Oldwebsites.com, Inc. had common stock of $131,927 and accumulated losses of $83,518.  This spin-off of Oldwebsites.com, Inc. resulted in the shareholders of the Company assuming the common stock and accumulated losses of Oldwebsites.com, Inc. and the Company recorded a distribution to shareholders in the amount of $48,409. The discontinued operations of Oldwebsites.com, Inc. for the year ended December 31, 2007 are as stated below.

On December 31, 2007, the Company sold its RecycleNet Corporation (Ontario) operations to Inter-Continental Recycling Inc., a related party. Inter-Continental Recycling Inc. assumed the outstanding debt of $138,019 owed by RecycleNet Corporation (Utah) to RecycleNet Corporation (Ontario) in exchange for 100% of the issued and outstanding common shares of RecycleNet Corporation (Ontario) held by RecycleNet Corporation (Utah). At December 31, 2007, RecycleNet (Ontario) had common stock of $3 and accumulated losses of $458,674. As a result of the sale, the Company recognized a distribution to shareholders in the amount of $40,427. The discontinued operations of RecycleNet Corporation (Ontario) for the year ended December 31, 2007 are as stated below.

A summary of the results from discontinued operations for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007

Oldwebsites.com, Inc.
Net revenue	-	3,129
Operating expenses	-	(36,064)

Loss from operations	-	(32,935)

Net loss	-	(32,935)

	2008	2007

RecycleNet Corporation (Ontario)
Net revenue	-	79,698
Operating expenses	-	(76,943)

Income from operations	-	2,755

Net income	-	2,755

PROXY
RECYCLENET CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON October 29, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder of RECYCLENET CORPORATION (“Company”) hereby constitutes and appoints Paul Roszel and Richard R. Ivanovick, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to held at the corporate office of RecycleNet Corporation, 175 East 400 South, Suite 900, Salt Lake City, Utah on Thursday October 29, 2009, at 10:00 o’clock a.m., MDT and at any adjournment thereof.

ELECTION OF DIRECTORS: Three persons are nominated - Paul Roszel, Richard R. Ivanovick and James Roszel (each shareholder has the right to vote the number of common shares held for each of the three nominees and election of a nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting).

“FOR” all nominees [  ]
Withhold authority to vote for all nominees [  ]
Withhold authority to vote for nominee(s) named below:
Paul Roszel [  ]      Richard R. Ivanovick [  ]      James Roszel [  ]

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Hansen, Barnett & Maxwell as the Company’s public accountants for the coming year.
FOR [  ]                                AGAINST [  ]

SALE OF SCRAP.NET INC. Inter-Continental Recycling Inc. will acquire 100% of the issued and outstanding shares of Scrap.Net, Inc in exchange for all of the issued and outstanding Class “N” shares of RecycleNet Corporation owned by Inter-Continental Recycling Inc. as at October 31, 2009, provided that there are no less than 46,800,000 (forty six million eight hundred thousand) Class “N” shares tendered.
FOR [  ]                                AGAINST [  ]

REVERSE SPLIT OF COMMON STOCK AND NAME CHANGE:  A reverse split of the common stock of the Company on a one for ten basis (for each ten common shares of the Company held by a shareholder the shareholder will receive one common share of the reorganized Company).  The name change from RecycleNet Corporation to “Maydao Corporation”.
FOR [  ]                                AGAINST [  ]

OTHER BUSINESS:  Such other business as may properly come before the meeting.

AUTHORITY GRANTED [  ]          AUTHORITY WITHHELD [  ]

Please mark, date and sign your name exactly as it appears hereon and return the Proxy as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person.  When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title.  If shares are held jointly, each owner must sign.

Number of Common Shares:____________
Signature

Joint Owner (if any)
Dated:________________, 2009
Printed name(s)/Capacity